                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ / Preliminary Proxy Statement              / / Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 240.14a-11(c) or
    Rule 240.14a-12

                               Temple-Inland Inc.
----------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ No fee required.
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

----------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

----------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

----------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

----------------------------------------------------------------------------
     (5) Total fee paid:

----------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

----------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

----------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement no.:

----------------------------------------------------------------------------
     (3) Filing Party:

----------------------------------------------------------------------------
     (4) Date Filed:

----------------------------------------------------------------------------

                              [TEMPLE-INLAND LOGO]
                             303 SOUTH TEMPLE DRIVE
                              DIBOLL, TEXAS 75941

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD FRIDAY, MAY 1, 1998

To the Stockholders of Temple-Inland Inc.

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of Temple-Inland Inc., a Delaware corporation (the "Company"), will be held at the principal executive offices of the Company, 303 S. Temple Dr., Diboll, Texas 75941, on Friday, May 1, 1998, at 9:00 a.m., local time, for the following purposes:

          1. To elect four (4) directors to the Board of Directors of the Company to hold office until the expiration of their terms or until their respective successors have been duly elected and have qualified;

          2. To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending January 2, 1999; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on March 4, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.

                                            By Order of the Board of Directors

                                            [Warner Signature]

                                            M. RICHARD WARNER
                                            Secretary

Diboll, Texas
March 30, 1998

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE PROMPTLY SO THAT YOUR SHARES OF COMMON STOCK MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE MEETING. YOUR PROXY WILL BE RETURNED TO YOU IF YOU SHOULD REQUEST SUCH RETURN IN THE MANNER PROVIDED FOR REVOCATION OF PROXIES ON THE INITIAL PAGE OF THE ENCLOSED PROXY STATEMENT.

                              [TEMPLE-INLAND LOGO]
                             303 SOUTH TEMPLE DRIVE
                              DIBOLL, TEXAS 75941

                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Temple-Inland Inc. (the "Company") for use at the 1998 Annual Meeting of Stockholders to be held on Friday, May 1, 1998, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournment(s) thereof. This Proxy Statement and form of proxy are first being sent to the stockholders of the Company on or about March 30, 1998.

     The accompanying form of proxy is designed to permit each stockholder entitled to vote at the Annual Meeting to vote for or withhold voting for any or all nominees for election as director, to vote for or against or to abstain from voting on proposal 2 and in the discretion of the proxies with respect to any other proposal brought before the Annual Meeting. When a stockholder's proxy card specifies a choice with respect to a voting matter, the shares will be voted and will be voted as specified. If no such specifications are made, the accompanying form of proxy will be voted at the Annual Meeting: For the election of the nominees under the caption "Election of Directors;" and For ratification of the selection of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending January 2, 1999.

     Execution of the accompanying proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company at its principal executive offices at any time before the proxy is voted or by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting his or her shares in person. No such notice of revocation or later-dated proxy, however, will be effective until received by the Company at or prior to the Annual Meeting.

     The Company has retained D.F. King & Co., Inc., a professional proxy solicitation firm ("D.F. King"), to assist in the solicitation of proxies. In addition to the solicitation of proxies by use of the mail, employees of D.F. King and officers and regular employees of the Company may solicit the return of proxies by personal interview, mail, telephone and telegraph. Officers and employees of the Company will not receive additional compensation, but will be reimbursed for out-of-pocket expenses. D.F. King will be reimbursed for its expenses in soliciting proxies and, in addition, will receive a proxy solicitation fee not to exceed $11,500. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of stock. All costs of solicitation are to be borne by the Company.

     The Annual Report to Shareholders, covering the Company's fiscal year ended January 3, 1998 and including audited financial statements, is enclosed herewith. The Annual Report does not form any part of the material for the solicitation of proxies.

                            PURPOSES OF THE MEETING

     At the Annual Meeting, the stockholders of the Company will consider and vote upon the following matters:

          1. The election of four (4) directors to the Board of Directors of the Company to hold office until the expiration of their terms or until their respective successors have been duly elected and have qualified;

          2. The ratification of the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending January 2, 1999; and

          3. Such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

GENERAL

     The Board of Directors of the Company has fixed the close of business on March 4, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 56,048,867 shares of Common Stock of the Company issued and outstanding. The Common Stock is the only class of stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters to be acted on at the Annual Meeting. The attendance, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business.

CONFIDENTIAL VOTING POLICY

     On February 5, 1993, the Board of Directors of the Company adopted a confidential voting policy. The policy provides that stockholder proxies, ballots, and voting tabulations that identify the vote of the specific stockholder will not be disclosed to the Company, its directors, officers, or employees except in certain limited situations such as when legally necessary or when expressly requested by a stockholder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table and notes thereto indicate the name, address and stock ownership of each person or group of persons known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock as of March 4, 1998.

                                                               AMOUNT AND
                                                               NATURE OF
                      NAME AND ADDRESS                         BENEFICIAL    PERCENT OF
                    OF BENEFICIAL OWNER                        OWNERSHIP       CLASS
                    -------------------                        ----------    ----------
Delaware Management Holdings, Inc. .........................   3,489,694(1)     6.17%(2)
  2005 Market Street
  Philadelphia, PA 19103
J. P. Morgan & Co. Incorporated.............................   7,968,781(3)       14%(4)
  60 Wall Street
  New York, N.Y. 10260
Putnam Investments, Inc. ...................................   4,079,380(5)        7%(6)
  One Post Office Square
  Boston, Massachusetts 02109
Wellington Management Company, LLP..........................   3,532,410(7)     6.25%(8)
  75 State Street
  Boston, Massachusetts 02109

---------------

(1) Based on a statement on Schedule 13G dated December 31, 1996 and Amendment No. 1 thereto dated February 9, 1998 (the "Delaware Management 13G") filed with the Securities and Exchange Commission, Delaware Management Holdings, Inc. may be deemed beneficial owner of these shares, which are owned by numerous investment funds.

(2) Based upon the calculation in the Delaware Management 13G, which assumes 56,559,060 shares of Common Stock outstanding.

(3) Based on a statement on Schedule 13G dated September 30, 1997 and Amendment No. 1 thereto dated December 31, 1997 (the "J.P. Morgan 13G") filed with the Securities and Exchange Commission, J.P. Morgan & Co. Incorporated may be deemed beneficial owner of these shares, all or the majority of which are owned by investment advisor clients or account holders.

(4) Based upon the calculation in the J.P. Morgan 13G, which assumes 56,919,864 shares of common stock outstanding.

(5) Based on a statement on Schedule 13G dated January 16, 1998 (the "Putnam 13G") filed with the Securities and Exchange Commission, subsidiaries of Putnam Investments, Inc., which are registered investment advisors, may be deemed beneficial owner of these shares, which are beneficially owned by clients of such investment advisors.

(6) Based upon the calculation in the Putnam 13G, which assumes 58,276,857 shares of Common Stock outstanding.

(7) Based on a statement on Schedule 13G dated February 10, 1994 and Amendments No. 1, 2, 3, and 4 thereto dated January 30, 1995, February 1, 1996, January 24, 1997, and January 17, 1998, respectively, (the "Wellington 13G") filed with the Securities and Exchange Commission, Wellington Management Company, in its capacity as investment advisor, may be deemed beneficial owner of these shares, which are owned by numerous investment counseling clients.

(8) Based upon the calculation in the Wellington 13G, which assumes 56,518,560 shares of Common Stock outstanding.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table and notes thereto set forth certain information regarding the beneficial ownership of the Common Stock as of March 4, 1998 by
(i) each of the Company's directors and nominees for director, (ii) the Chief Executive Officer and the four other most highly compensated executive officers, and (iii) all directors and executive officers of the Company as a group.

                                                      AMOUNT AND NATURE OF                  PERCENT
                 BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP(1)              OF CLASS(2)
                 ----------------                    -----------------------              -----------
Paul M. Anderson...................................         12,000(3)(4)                     *
Robert Cizik.......................................         26,540(3)(4)                     *
Anthony M. Frank...................................         16,500(3)(4)                     *
Clifford J. Grum...................................        392,589(3)(4)(5)(6)               *
William B. Howes...................................         72,073(3)(4)(6)                  *
Bobby R. Inman.....................................         10,500(3)(4)                     *
Kenneth M. Jastrow, II.............................         59,323(3)(4)(6)                  *
Harold C. Maxwell..................................         93,343(3)(4)(6)                  *
Herbert A. Sklenar.................................         19,000(3)(4)                     *
Walter P. Stern....................................         48,880(3)(4)(5)                  *
Arthur Temple III..................................        590,199(3)(4)(5)(7)             1.05  %
Charlotte Temple...................................        386,126(3)(4)(8)                  *
Larry E. Temple....................................         11,000(3)(4)                     *
M. Richard Warner..................................         61,633(3)(4)(5)(6)               *
All directors and executive officers (19 persons)
  as a group.......................................      1,937,517(3)(4)(5)(6)(7)(8)       3.46  %

---------------

  *  Represents less than one percent.

(1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Rule 13d-3"), with additional information included as set forth in footnote (4) below. Unless otherwise indicated, beneficial ownership includes both sole voting and sole dispositive power. Certain of the directors and executive officers disclaim beneficial ownership with respect to certain of these shares. Unless otherwise indicated, the above table does not include any shares that may be held by pension and profit-sharing plans of the corporations or endowment funds of educational and charitable institutions for which various directors and officers serve as directors or trustees.

(2) Based upon a total of 56,048,867 shares of Common Stock issued and outstanding on March 4, 1998.

(3) Includes the following number of shares of Common Stock issuable upon the exercise of options exercisable within a period of 60 days from March 4, 1998: Mr. Anderson -- 4,500; Mr. Cizik -- 16,000; Mr. Frank -- 11,500; Mr.
     Grum -- 29,478; Mr. Howes -- 28,795; Mr. Inman -- 0; Mr. Jastrow -- 15,643;
     Mr. Maxwell -- 16,595; Mr. Sklenar -- 8,500; Mr. Stern -- 6,000; Mr. Temple III -- 10,000; Ms. C. Temple -- 2,500; Mr. L. Temple -- 7,500; Mr.
     Warner -- 14,914; and all directors and executive officers (19 persons) as a group -- 218,163.

(4) Also includes the following number of shares of Common Stock issuable upon the exercise of options with exercise dates and terms ranging from approximately five months to fifteen years from March 4, 1998: Mr. Anderson -- 7,500; Mr. Cizik -- 0; Mr. Frank -- 4,500; Mr. Grum -- 29,750;
     Mr. Howes -- 35,405; Mr. Inman -- 0; Mr. Jastrow -- 34,385; Mr.
     Maxwell -- 34,385; Mr. Sklenar -- 9,500; Mr. Stern -- 2,000; Mr. Temple III -- 2,000; Ms. C. Temple -- 7,500; Mr. L. Temple -- 2,500; Mr.
     Warner -- 23,090; and all directors and executive officers (19 persons) as a group -- 287,277. These options are not required to be reported under Rule 13d-3 and the shares underlying these options are not considered "beneficially owned" under Rule 13d-3.

(5) Includes 57,102, 2,680, 1,000, and 14,473 shares of Common Stock owned by certain relatives of Messrs. Grum, Stern, Temple III, and Warner, respectively. Also includes, with respect to Mr. Grum, 3,550 shares of Common Stock held by a corporation controlled by a relative of Mr. Grum and 4,000 shares held by a family foundation. Certain of these shares may be considered by the Securities and Exchange Commission to be beneficially owned for purposes of this Proxy Statement. Certain of the named individuals disclaim any beneficial interest in such shares.

(6) Includes 3,742, 377, 1,691, 1,392, and 264 shares of Common Stock held for Messrs. Grum, Howes, Jastrow, Maxwell, and Warner, respectively, and 15,068 shares of Common Stock held for all directors and executive officers (19 persons) as a group by trusts under three (3) employee stock plans of the Company's subsidiaries. These shares are considered by the Securities and Exchange Commission to be beneficially owned for purposes of this Proxy Statement.

(7) Includes 134,460 shares of Common Stock held in a trust over which Mr. Temple III is trustee. Mr. Temple III has a future income interest with respect to 33,615 of these shares and a remainder interest with respect to 33,615 of these shares. Also includes 10,608 shares held by various trusts and custodial accounts, with respect to which Mr. Temple III has sole voting and dispositive power. Mr. Temple III disclaims any beneficial ownership with respect to these 10,608 shares. Includes 137,190 shares held in two trusts for Mr. Temple III and certain of his relatives with respect to which he has a present income interest but no voting or dispositive power. Mr. Temple III has a remainder interest with respect to 58,500 of the shares held in one of these trusts. Does not include 1,260,626 shares of Common Stock held by the T.L.L. Temple Foundation, a charitable trust, of which Mr. Temple III is one of five trustees and shares voting and dispositive power. Mr. Temple III disclaims any beneficial ownership with respect to such shares.

(8) Includes 67,230 shares of Common Stock held in a trust. Ms. C. Temple has a future income interest with respect to 33,615 of these shares and a remainder interest with respect to 33,615 of these shares. Also includes 126,190 shares held in two trusts for Ms. C. Temple and certain of her relatives with respect to which she has a present income interest but no voting or dispositive power. Ms. C. Temple has a remainder interest with respect to 58,500 of the shares held in one of these trusts.

                             ELECTION OF DIRECTORS

     The By-laws of the Company provide that the number of directors that constitutes the Board of Directors shall be established by vote of the Board of Directors and that the directors shall be classified with respect to the time for which they severally hold office into three classes, which classes shall as nearly as possible be equal in size. The Board of Directors has set the number of directors at twelve (12), with three classes of four (4) directors each.

     Directors are elected by a plurality of the votes cast by the holders of the Company's Common Stock at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker nonvote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

NOMINEES

     Unless otherwise indicated in the enclosed form of proxy, the persons named in such proxy intend to nominate and vote for the election of the following nominees for the office of director of the Company, to serve as directors for three (3) years or as otherwise stated herein, or until their respective successors have been duly elected and have qualified. Mr. Grum, if elected, intends to retire from the Company and from the Board at age 65 in accordance with Company policy. All nominees are presently serving as directors.

 NOMINEES FOR DIRECTOR TO BE ELECTED AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS

     NAME AND YEAR FIRST
       ELECTED DIRECTOR                  PRINCIPAL OCCUPATION AND OTHER INFORMATION
     -------------------                 ------------------------------------------

Clifford J. Grum..............  Chairman and Chief Executive Officer of the Company. Mr.
1983                            Grum, 63, served as President and Chief Executive Officer of the Company from October 1983 until his election as Chairman in 1991. Mr. Grum is also a director of Cooper Industries,
                                Inc., Trinity Industries, Inc. and Tupperware Corporation.
Bobby R. Inman................  Admiral Inman, 66, served as Chairman of the Board of
1987                            Westmark Systems, Inc., a Texas-based electronics industry holding company, from September 1986, and as its Chief
                                Executive Officer from December 31, 1986 until December 31,
                                1989. From January 1983 until December 1986, Admiral Inman was President and Chief Executive Officer of the
                                Microelectronics and Computer Technology Corp. in Austin,
                                Texas. Admiral Inman retired from active duty with the
                                United States Navy with permanent four star rank on July 1,
                                1982. Admiral Inman served as Chairman of the Federal
                                Reserve Bank of Dallas from January 1987 to December 1990.
                                He is a director of Fluor Corporation, SBC Communications
                                Inc., Science Applications International Corp. and Xerox
                                Corporation.
Kenneth M. Jastrow, II........  President and Chief Operating Officer of the Company. Mr.
1998                            Jastrow, 50, served as Group Vice President of the Company from February 1995 until his election as President in 1998, and has served as Chief Financial Officer of the Company
                                since November 1991. He also serves as Chairman of the Board and Chief Executive Officer of the Company's subsidiaries
                                Temple-Inland Financial Services Inc. and Temple-Inland
                                Mortgage Corporation, and as President and Chief Executive
                                Officer of its subsidiary Guaranty Federal Bank, F.S.B. Mr.
                                Jastrow is also a director of MGIC Investment Corporation.

     NAME AND YEAR FIRST
       ELECTED DIRECTOR                  PRINCIPAL OCCUPATION AND OTHER INFORMATION
     -------------------                 ------------------------------------------
Herbert A. Sklenar............  Chairman of the Board Emeritus of Vulcan Materials Company,
1993                            a producer of construction materials and chemicals. Mr.
                                Sklenar, 66, served as President of Vulcan Materials Company from 1983 until his election as Chairman in 1992, he served as its Chief Executive Officer from 1986 until February 1997 and he served as Chairman from 1992 until his retirement in
                                1997. In addition to being a director of Vulcan Materials
                                Company, Mr. Sklenar also is a director of AmSouth
                                Bancorporation and Protective Life Corporation.

     Although the Company does not anticipate that any of the above-named nominees will refuse or be unable to accept or serve as a director of the Company, the persons named in the enclosed form of proxy intend, if any nominee becomes unavailable, to vote the shares represented by the proxy for the election of such other person or persons as may be nominated or designated by management, unless they are directed by the proxy to do otherwise.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. GRUM, INMAN, JASTROW, AND SKLENAR AS DIRECTORS OF THE COMPANY.

CONTINUING DIRECTORS

     The following information is provided with respect to directors who will continue to serve as directors of the Company until the expiration of their terms at the times indicated.

        DIRECTORS TO SERVE UNTIL THE 1999 ANNUAL MEETING OF STOCKHOLDERS

  NAME AND YEAR FIRST
    ELECTED DIRECTOR               PRINCIPAL OCCUPATION AND OTHER INFORMATION
  -------------------              ------------------------------------------
Anthony M. Frank........  Chairman of Belvedere Capital Partners, Inc. Mr. Frank, 66,
1992                      served as Postmaster General of the United States from 1988 until 1992. Prior to his appointment as Postmaster General,
                          Mr. Frank served as Chairman of the Board and Chief
                          Executive Officer of the San Francisco-based First
                          Nationwide Bank. He has also served as Chairman of the
                          Federal Home Loan Bank of San Francisco and Chairman of the
                          California Housing Finance Agency, and was the first
                          Chairman of the Federal Home Loan Mortgage Corporation
                          Advisory Board. Mr. Frank is also a director of The Charles
                          Schwab Corporation, General American Investors Company,
                          Inc., Bedford Properties, Inc., Crescent Real Estate
                          Equities, Irvine Apartment Communities, and Financial
                          Security Assurance.
William B. Howes........  Executive Vice President of the Company. Mr. Howes, 60,
1996                      served as Group Vice President of the Company from July 1993 until his election as Executive Vice President in 1996. Mr.
                          Howes was elected Chairman of the Board and Chief Executive
                          Officer of the Company's Inland Paperboard and Packaging,
                          Inc. subsidiary ("Inland") in 1993 after serving as the
                          President and Chief Operating Officer of Inland since April
                          1992.

  NAME AND YEAR FIRST
    ELECTED DIRECTOR               PRINCIPAL OCCUPATION AND OTHER INFORMATION
  -------------------              ------------------------------------------
Walter P. Stern.........  Chairman of the Board of Capital Group International, Inc.
1984                      ("CGII"), a wholly-owned subsidiary of The Capital Group
                          Companies, Inc., since March 1988. Mr. Stern, 69, has been serving as Chairman of Capital International, Inc., a
                          registered investment advisor with the U.S. Securities and
                          Exchange Commission and wholly-owned subsidiary of CGII,
                          since 1988. Mr. Stern is the Vice Chairman of the Board of
                          Capital Research International, a partially-owned subsidiary
                          (also owned by subsidiaries of The Capital Group Companies,
                          Inc.) of Capital Research and Management Company, an
                          investment management organization that serves as an
                          investment advisor to over thirty mutual investment funds, including The American Balanced Fund, The Income Fund of
                          America, Inc., Fundamental Investors, Inc., EuroPacific
                          Growth Fund and New Perspective Fund, Inc., of which Mr.
                          Stern is Chairman of the Board. Mr. Stern is also Chairman and a director of the Emerging Markets Growth Fund, Inc.,
                          and a director of Birla Capital International AMC Ltd.
                          (Bombay).
Charlotte Temple........  Investor. During at least the past five years, Ms. Temple,
1994                      58, has been associated with various civic organizations
                          while pursuing private interests. Her prior experience was in the commercial real estate investment area. Ms. Temple is also a director of Exeter Investment Company.

        DIRECTORS TO SERVE UNTIL THE 2000 ANNUAL MEETING OF STOCKHOLDERS

   NAME AND YEAR FIRST
    ELECTED DIRECTOR                PRINCIPAL OCCUPATION AND OTHER INFORMATION
   -------------------              ------------------------------------------

Paul M. Anderson.........  President and Chief Operating Officer of Duke Energy
1994                       Corporation, a provider of global energy services. Mr.
                           Anderson, 52, has served as President and Chief Operating
                           Officer of Duke Energy Corporation since 1997. He served as
                           Chairman (since 1997), President (since 1993) and Chief
                           Executive Officer (since 1995) of PanEnergy Corp until its merger with Duke Power Company in 1997 and as Group Vice
                           President of PanEnergy from 1991 through 1993. From February
                           1990 until 1991, he served as Vice President, Finance and
                           Chief Financial Officer of Inland Steel Industries, Inc. He
                           serves on the boards of Duke Energy Corporation, TEPPCO
                           Partners, L.P., Kerr-McGee Corporation, and Baker Hughes
                           Incorporated.
Robert Cizik.............  Mr. Cizik, 66, is the former Chairman and Chief Executive
1984                       Officer of Cooper Industries, Inc., Houston, Texas, a
                           diversified international manufacturing company (1975-1996).
                           He currently serves as Non-Executive Chairman of Easco,
                           Inc., Girard, Ohio and Non-Executive Chairman of Stanadyne
                           Automotive, Windsor, Connecticut. He is also a Director of
                           Air Products and Chemicals, Inc. and Harris Corporation.
Arthur Temple III........  Chairman of the Board and Chief Executive Officer of Exeter
1984                       Investment Company. Mr. Temple III, 56, has served as
                           Chairman of the Board of Exeter Investment Company from 1975 to early 1982 and since March 1986. From 1973 until 1980 Mr.
                           Temple III served as a member of the Texas legislature and from January 1981 until March 1986 he served as a member of the Railroad Commission of Texas, which regulates mineral
                           resources and for-hire highway transportation in Texas. Mr.
                           Temple III is also Chairman of the Board of First Bank &
                           Trust, East Texas.

   NAME AND YEAR FIRST
    ELECTED DIRECTOR                PRINCIPAL OCCUPATION AND OTHER INFORMATION
   -------------------              ------------------------------------------
Larry E. Temple..........  Mr. Temple, 62, is an attorney and during the last five
1991                       years has been in private practice. He has served as
                           Chairman of the Texas Select Committee on Higher Education,
                           as Chairman of the Texas Higher Education Coordinating
                           Board, and as a member of the Texas Guaranteed Student Loan
                           Corporation. Mr. Temple has also served on several boards of the University of Texas and is a member of the Board of the
                           Lyndon B. Johnson Foundation. Mr. Temple formerly served as
                           Special Counsel to President Lyndon B. Johnson and as an
                           Executive Assistant to Texas Governor John Connally.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There is no family relationship between any of the nominees, continuing directors and executive officers of the Company other than Mr. Temple III and Ms. C. Temple, who are brother and sister.

     Mr. Temple III is a director, officer and 66 2/3% stockholder of Demco Manufacturing Company ("Demco"). During 1997, Demco performed machinery repair services for Temple-Inland Forest Products Corporation ("Forest Products"), a wholly-owned subsidiary of the Company, in the ordinary course of business at an aggregate cost to Forest Products of $121,147. It is expected that Demco will continue to perform services for subsidiaries of the Company in the future.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) during its most recent fiscal year and Forms 5 and amendments thereto or written representations in lieu of Form 5 furnished to the Company with respect to its most recent fiscal year, the Company has not identified any person who failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years except that Mr. Jastrow's report of a July 31, 1996 stock option exercise, which was filed on a timely basis, inadvertently omitted a tax withholding of forty-five shares.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has six standing committees of the Board. Set forth below is a description of the functions of those committees and the members of the Board serving on such committees.

     Audit Committee. The primary responsibility of the Audit Committee is to provide the Board of Directors assistance in fulfilling its fiduciary responsibility to the stockholders and the investment community relating to the accounting and reporting practices of the Company, the adequacy of corporate financial controls, and the quality and integrity of the consolidated financial statements of the Company and all of its wholly and majority owned subsidiaries, except for Guaranty Federal Bank, F.S.B., which has an audit committee consisting of outside directors from its own board of directors. The functions of the Audit Committee include the review of the professional services and independence of the Company's independent auditors; the review, in consultation with the independent and internal auditors, of the plan and results of the annual audit, the adequacy of the Company's internal control systems and the results of the Company's internal audits; and the review, with management and the independent auditors, of the Company's annual report to stockholders and financial reporting practices. The Audit Committee annually considers the qualifications of the Company's independent auditors and makes recommendations to the Board as to their selection. The members of the Audit Committee are Messrs. Sklenar (Chairman), Frank, L. Temple and Ms. C. Temple. During 1997, the Audit Committee met three (3) times.

     Executive Committee. The Executive Committee may exercise all the authority of the Board of Directors in the management of the business and affairs of the Company, except for matters related to the composition of the Board, changes in the By-laws and certain other significant corporate matters. The members of the Executive Committee are the Chairman of the Board, who will serve as Chairman of the Executive

Committee, and the Chairman of each standing committee of the Board. The Executive Committee did not meet in 1997.

     Finance Committee. The Finance Committee reviews the Company's financial planning, structure, condition and requirements for funds; makes recommendations to the Board of Directors concerning all forms of major financing, including the issuance of securities, corporate borrowings, and investments; monitors the Company's relationship with its lenders, compliance with financing agreements, and financial disclosure policies; reviews capital expenditures and makes recommendations to the Board concerning the financing thereof; makes recommendations to the Board concerning the Company's dividend policy; makes recommendations to the Board concerning the stock repurchase program; and oversees the Company's employee benefit plan investment committee and policies. The members of the Finance Committee are Messrs. Cizik (Chairman), Anderson, Stern, and Temple III. The Chairman of the Board is a nonvoting ex-officio member. The Finance Committee met three (3) times during 1997.

     Management Development and Executive Compensation Committee. The Management Development and Executive Compensation Committee ("Compensation Committee") is responsible for ensuring that a proper system of short and long-term compensation is in place to provide performance-oriented incentives to management; overseeing management succession and development programs; making recommendations concerning compensation programs, retirement plans and other employee benefit programs; approving the salaries and bonuses of all officers of the Company and certain other personnel; and making recommendations with respect to bonus, stock option, restricted stock, phantom stock, stock performance, stock appreciation right or other current or proposed incentive plans. Certain of the foregoing plans are administered by a subcommittee composed solely of those members of the Compensation Committee who meet the definition of "outside director" under Section 162(m) of the Internal Revenue Code and the definition of "non-employee director" under Section 16 of the Securities Exchange Act of 1934 with respect to those employees who are covered by such laws. The members of the Compensation Committee are Messrs. Frank (Chairman), Cizik, Inman, Sklenar, and Temple III. The Chairman of the Board is a nonvoting ex-officio member. During 1997, the Compensation Committee met three (3) times.

     Nominating Committee. The Nominating Committee periodically reviews the structure of the Board to assure that the proper skills and experience are represented on the Board, recommends nominees to serve on the Board of Directors, reviews potential conflicts of prospective Board members, recommends the size of the Board, recommends the membership of the committees, and reviews outside directorships in other publicly held companies by senior officers of the Company. Nominees to serve on the Board of Directors are selected on the basis of recognized achievements and their ability to bring various skills and experience to the deliberations of the Board. The members of the Nominating Committee are Messrs. Inman (Chairman), Frank, Sklenar, and Stern. The Chairman of the Board is a nonvoting ex-officio member. The Nominating Committee met two
(2) times during 1997.

     Pursuant to the Company's By-laws, notice of a stockholder's intent to make a nomination for the Board of Directors must contain certain specified information regarding the nominating stockholder and the nominee and must be received by the Secretary of the Company not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (or in the case of an annual meeting called for a date more than 50 days prior to such anniversary date or in the case of a special meeting of stockholders, not later than the close of business on the 10th day following the date on which notice of such annual meeting or special meeting is first mailed to stockholders or made public, whichever occurs first.)

     Public Policy/Environmental Committee. The Public Policy/Environmental Committee acts in an advisory and consulting capacity to the Board of Directors regarding the Company's activities that relate to matters of public policy and the environment. In fulfilling its responsibilities, the committee considers and reviews from time to time the Company's policies and practices that address issues of social and public concern, as well as significant legislative, regulatory and social trends. The members of the Public Policy/Environmental Committee are Messrs. L. Temple (Chairman), Anderson, Cizik and Ms. C. Temple. The Chairman of the Board is a nonvoting ex-officio member. The Public Policy/Environmental Committee met two (2) times during 1997.

BOARD MEETINGS

     During 1997, the Board of Directors held four (4) meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company will receive in 1998 an annual retainer of $35,000 and a $2,000 fee for attendance at regular and special Board meetings. Directors who serve on committees of the Board receive $1,000 for each committee meeting held in conjunction with a Board meeting and $2,000 for each other committee meeting. The chairmen of committees of the Board receive an additional annual retainer of $2,500. Directors are reimbursed for expenses incurred in attending Board and committee meetings, including those for travel, food and lodging. Directors and members of committees of the Board who are employees of the Company are not compensated for their Board and committee activities.

     Under the Company's Stock Option Plan, each person who is first elected a non-employee director is automatically granted upon such election a nonqualified stock option covering 10,000 shares of Common Stock at an exercise price per share equal to the fair market value of the stock on the date the option is granted. Any non-employee director may also, pursuant to the terms of the Company's Stock Option Plan, make an election to receive nonqualified stock options in lieu of his annual retainer fees.

     Under the Retirement and Deferred Compensation Plan for Directors of Temple-Inland Inc. (the "Directors' Retirement Plan"), a non-employee director who remains a member of the Board until retirement age or who retires earlier after serving on the Board for a period of at least ten (10) years is entitled to receive an annual retirement benefit equal to the then current annual retainer fee. The benefit will be paid for a number of years equal to the greater of (i) the number of years the director served as a member of the Board, or (ii) five (5) years. In the event of the director's death, the remainder of the benefit will be paid to his spouse if living.

     In lieu of the retirement benefits previously described, if a non-employee director ceases to be a member of the Board at any time within two (2) years after the occurrence of a change in control of the Company for any reason other than the director's retirement or death, the director will be paid a lump-sum retirement benefit equal to the product of (A) and (B), where (A) is the greater of five (5) or the number of years the director served as a member of the Board, and(B) is the greater of the annual retainer fee being paid to directors at the time the director ceases to be a member of the Board or the annual retainer fee in effect immediately prior to the change in control. In the event that the retirement benefit payable to a director is subject to the 20% excise tax imposed under the Internal Revenue Code of 1986 with respect to certain payments made in connection with a change in control, the Directors' Retirement Plan provides for an additional payment to be made to the director such that he retains on an after-tax basis the same amount as he would have if no excise tax had been imposed.

     Under the Directors' Retirement Plan, a non-employee director may also elect to defer his Board fees until the earlier of retirement, death, or, in certain circumstances, termination of membership on the Board. Any Board fees that are deferred accrue interest at the prime commercial lending rate.

EXECUTIVE COMPENSATION

 Report of the Management Development and Executive Compensation Committee on Executive Compensation

     The Company's executive compensation program is designed to align compensation with business strategy, performance, and stockholder values. The program includes salary, short term cash incentives, and a long term program based on stock options. The Committee considers all elements of the compensation package in total, rather than any one element in isolation. In 1997, for example, salaries were increased for the first time since 1995 (other than one officer who received an increase in 1996 in connection with his promotion and assumption of increased responsibilities), while incentive bonuses were used to reward performance and long term incentive awards were made as motivation for future performance. In making compensation decisions, the Committee uses a general process and exercises its business judgment to determine the amounts.

     It is the Company's policy to obtain the maximum deduction on its tax return for compensation paid to its executive officers consistent with the Company's compensation goals. The Committee has adopted a policy requiring the deferral of any compensation that exceeds the permissible deduction under
Section 162(m) of the Internal Revenue Code until such time as the maximum deduction under Section 162(m) may be taken. All compensation paid in 1997 should qualify for a deduction under Section 162(m).

     Since its inception in 1984, Temple-Inland's compensation philosophy has been to ensure that stockholder returns are a top priority in evaluating the effectiveness of the compensation program. The following paragraphs outline the Compensation Committee's objectives.

     Base Salary. Base salaries are maintained at competitive levels considering the performance and longevity of the employee. To ensure that the Company's compensation remains competitive, the Committee from time to time reviews information from several independent surveys of comparably-sized companies. Since the market for executive talent extends beyond any particular industry, the survey data includes both companies in the industry as well as companies outside the industrial classification represented in the Paper Industry Index referred to below under "Performance Graph." While the Committee does not target salary levels to the high, median or low end of the ranges or to any particular percentile, surveys indicate base salaries for the Company's named executive officers are currently below the 50th percentile for the average of similar companies. Base salaries are usually reviewed every two years and were increased in 1997. In making its salary decisions, the Committee places its emphasis on the particular executive's experience, responsibilities, and performance. No specific formula is applied to determine the weight of each factor. However, the Company has historically followed a policy of using the incentive bonus rather than base salary to reward outstanding performance.

     Incentive Bonus. Short term cash incentive awards are largely based on individual performance and on the performance of the group or business segment in which the individual is a key employee. Included in the evaluation of an employee are the current earnings of the group, personal performance, and the degree to which the employee's actions have laid the groundwork for future earnings. Financial performance of the business segment is given greater weight than other business accomplishments in determining bonus payments. The types and relative importance of specific financial and other business factors vary among the Company's executives depending on their positions and the particular operations or functions for which they are responsible. The evaluation of the CEO and of the Vice President, General Counsel, and Secretary is based on the consolidated results of the Company.

     The Committee does not establish targeted award levels or goals at the beginning of the year. Instead, the Committee reviews actual earnings and performance (including comparisons to competitors where appropriate) after the end of the year and determines in its business judgment the size of each executive's award. The Paper Group's Executive Vice President received no bonus in 1997 compared with a $200,000 bonus in 1996. The Financial Services Group had earnings of $132.1 Million in 1997 compared with $107 Million in 1996 (exclusive of a one-time $44 Million assessment levied in connection with the recapitalization of the Savings Association Insurance Fund) and the President received a bonus of $450,000 in 1997 compared with $425,000 in 1996. The Building Products Group had earnings of $131.1 Million in 1997 compared with $102 Million in 1996, and the Group Vice President of this segment received a bonus of $300,000 in 1997 compared with $250,000 in 1996. The Vice President, General Counsel, and Secretary received a bonus of $110,000 in 1997 compared with $135,000 in 1996. No specific weightings have been assigned under the bonus program to the factors considered by the Committee in the exercise of its business judgment.

     Long Term Incentive Awards. In 1997, the key executives listed in the proxy statement received an annual grant of stock options under a long term incentive program. There is no other long term incentive program. The program is based exclusively on the stock option grant, which is a dollar value of options based on the executive's position and importance to the Company's long range performance. These options are granted at market and expire in ten (10) years. The options will vest 15% per year on the second, third, fourth, and fifth anniversaries and 40% on the sixth anniversary following the date of grant. Option awards are basically set at a percentage of targeted compensation. However, within these guidelines, the Committee also considers previous option grants, tenure, and responsibilities of the executive. In the case of a new key executive, an initial grant may be made above targeted levels.

     To further align executives' financial interests with those of the Company and its shareholders, the Committee has adopted minimum stock ownership guidelines for these executives:

           VALUE OF OWNERSHIP OF STOCK AS A MULTIPLE OF ANNUAL SALARY

                                                              MULTIPLE
                          POSITION                            OF SALARY
                          --------                            ---------
Chief Executive Officer.....................................     5x
President, Executive Vice President and Group Vice
  Presidents................................................     3x
Other Tier I Executives.....................................     3x
Tier II Executives..........................................     2x

Generally, "Tier I" includes the Company's senior executive officers (including the five executives listed in the proxy statement) and "Tier II" includes the next highest level of Company management. Executives will be encouraged to meet 50% of this goal within three years of February 6, 1997, the date of the adoption of this policy, and to meet the full guidelines within five years of such date.

     Although annual awards were made from 1984 through 1995 under the Company's Performance Unit Plan, the specified formulas have only generated one (1) cash payment which occurred in 1991. In all other years, including 1997, the performance unit awards have been terminated without payment, although the related stock option awards continued for another year. The plan was discontinued after 1995 and no further grants were made.

     With the exception of an initial award to Mr. Howes upon his employment in 1990 to replace awards from his former employer that were forfeited, the key executives included in the proxy statement do not receive restricted stock awards. The Company maintains a policy of having this alternative available to attract new executives.

     The Chief Executive Officer. In reviewing Mr. Grum's performance, the Committee considers all of the factors set forth in the above paragraphs. However, the Committee focuses primarily on the Company's performance, measured in large part by its net earnings. In 1996, Mr. Grum received a bonus of $300,000. Mr. Grum did not receive a bonus in 1997. A comparison of Mr. Grum's cash compensation for the last three (3) years with the Company's net earnings during that period is set forth in the following table:

                                              INCENTIVE                     NET EARNINGS
            YEAR                  SALARY     COMPENSATION      TOTAL       OF THE COMPANY
            ----                 --------    ------------    ----------    --------------
1997.........................    $688,462             0      $  688,462    $ 50.8 Million
1996.........................     600,000      $300,000      $  900,000    $132.8 Million
1995.........................     588,808      $500,000      $1,088,808    $281.0 Million

     As noted above, the size of long term incentive awards is set in accordance with the individual executive's responsibilities, other awards, and performance. Mr. Grum's awards were determined in this same manner in 1995 and 1996. He received 12,800 options in 1995 and 35,000 in 1996. The difference in the number of options granted from year to year is due to variations in the stock price on the date of award ($46.88 in 1995 and $42.81 in 1996), as well as adjustments made by the Committee in consideration of previous grants. In 1995, Mr. Grum received a tandem performance unit award equal to one-half ( 1/2) the number of options. No performance units were awarded in 1996 due to the discontinuance of the plan. In 1997, Mr. Grum was not awarded long term incentives due to his planned retirement at age 65 in accordance with Company policy.

     Other Information. Reference is made to the following charts and tables for actual compensation grants and awards to key executives, as well as the Company's performance for the last five (5) years, and to pages 1 and 25 of the Company's Annual Report to Shareholders for information concerning the Company's profitability.

                                            Anthony M. Frank, Chairman
                                            Robert Cizik
                                            Bobby R. Inman
                                            Herbert A. Sklenar
                                            Arthur Temple III

     The following table summarizes all compensation earned with respect to the Company's last fiscal year by the Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year:

                      TABLE 1: SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                         -------------------------------------   ---------------------------------
                                                                                        AWARD(S)           PAYOUTS
                                                                                 -----------------------   -------
                                                                                 RESTRICTED   SECURITIES
            NAME AND                                            OTHER ANNUAL       STOCK      UNDERLYING    LTIP      ALL OTHER
           PRINCIPAL                      SALARY     BONUS     COMPENSATION($)    AWARD(S)     OPTIONS/    PAYOUTS   COMPENSATION
            POSITION              YEAR     ($)        ($)            (1)            ($)        SARS(#)       ($)        ($)(2)
           ---------              ----   --------   --------   ---------------   ----------   ----------   -------   ------------
              (a)                 (b)      (c)        (d)            (e)            (f)          (g)         (h)         (i)
Clifford J. Grum, Chairman and
  Chief                           1997   $688,462   $      0         N/A             $0              0       $0         $3,000
Executive Officer                 1996    600,000    300,000         N/A              0         35,000        0          3,000
                                  1995    588,808    500,000         N/A              0         12,800        0          3,000
Kenneth M. Jastrow, II,
  Director,                       1997   $344,231   $450,000         N/A             $0         12,480       $0         $3,000
President and Chief Operating
  Officer                         1996    300,000    425,000         N/A              0          9,300        0          3,000
                                  1995    288,462    400,000         N/A              0          8,532        0          3,000
William B. Howes, Director and    1997   $422,921   $      0         N/A             $0         12,480       $0         $3,000
Executive Vice President          1996    379,589    200,000         N/A              0         10,500        0          3,000
                                  1995    361,722    400,000         N/A              0          9,600        0          3,000
Harold C. Maxwell, Group Vice     1997   $315,385   $300,000         N/A             $0         12,480       $0         $3,000
President                         1996    280,000    250,000         N/A              0          9,300        0          3,000
                                  1995    274,577    225,000         N/A              0          8,532        0          3,000
M. Richard Warner, Vice
  President,                      1997   $237,115   $110,000         N/A             $0          7,140       $0         $3,000
General Counsel and Secretary     1996    215,000    135,000         N/A              0          7,000        0          3,000
                                  1995    213,269    175,000         N/A              0         13,864        0          3,000

---------------

(1) Not applicable. The dollar value of perquisites and other personal benefits, or securities or property paid or earned during the fiscal year other than pursuant to a plan, does not exceed the lesser of $50,000 or 10% of the annual salary and bonus reported for each officer and is therefore not reported.

(2) Amounts shown are annual contributions or other allocations to defined contribution plans.

     None of the five (5) executive officers named above has an employment contract with the Company or an agreement providing for severance payments in the event his employment is terminated.

     During 1997, the Company had a stock option plan in place under which options were granted to employees. Employees also exercised options granted under a prior plan. Each of the plans was approved by the stockholders and administered by non-employee members of the Board of Directors. The options were granted at full market value on the date of the grant, and these exercise prices have never been reduced. Options have been granted to approximately 450 current middle and upper level company employees who have direct responsibilities to improve the profitability of the Company.

     The following table summarizes the stock options granted to the five (5) named executive officers in the last fiscal year:

               TABLE 2: OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                                                                                             GRANT
                                                                                                             DATE
                                           INDIVIDUAL GRANTS                                               VALUE (2)
--------------------------------------------------------------------------------------------------------   ---------
                                                    PERCENT OF TOTAL                                         GRANT
                           NUMBER OF SECURITIES       OPTIONS/SARS        EXERCISE OR                        DATE
                           UNDERLYING OPTIONS/    GRANTED TO EMPLOYEES    BASE PRICE                        PRESENT
          NAME               SARS GRANTED (#)        IN FISCAL YEAR         ($/SH)       EXPIRATION DATE   VALUE ($)
          ----             --------------------   --------------------   -------------   ---------------   ---------
           (a)                     (b)                    (c)                 (d)              (e)            (f)
Clifford J. Grum.........              0                    0%              $56.06         02/07/2007      $      0
Kenneth M. Jastrow, II...         12,480                  6.4%              $56.06         02/07/2007      $252,221
William B. Howes.........         12,480                  6.4%              $56.06         02/07/2007      $252,221
Harold C. Maxwell........         12,480                  6.4%              $56.06         02/07/2007      $252,221
M. Richard Warner........          7,140                  3.7%              $56.06         02/07/2007      $144,299

---------------

(1) Options to purchase Temple-Inland Inc. common stock. The exercise price is the average of the high and low sales price of a share of Company Common Stock on the New York Stock Exchange on the date of grant. Exercise prices have never been repriced. Withholding taxes may be paid with exercised shares. No general or freestanding stock appreciation rights ("SARs") were granted. All grants to the named executive officers under the Stock Option Plan include a provision for acceleration of vesting in certain change of control situations. Options become exercisable in 15% increments on 02/07/99, 02/07/00, 02/07/2001, 02/07/2002, and the remaining 40% becomes exercisable on 02/07/2003.

(2) The Grant Date Present Value was determined using the Black-Scholes option pricing model. The expected volatility was measured by the Standard Deviation of a statistical distribution using daily closing stock prices for the last ten years for an assumed expected volatility of 27.26%. The annual risk free rate of return during the expected life of the option (ten years) was 5.56%. The expected dividend yield or dividend adjusted stock prices was assumed to be 2.11%. The time of exercise was assumed to be at the expiration of the options.

     The following table summarizes the stock option exercises and value of options held at year-end of the five (5) named executive officers:

            TABLE 3: AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                       YEAR AND FY-END OPTION/SAR VALUES

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED             IN-THE-MONEY
                              SHARES                         OPTIONS/SARS AT FISCAL             OPTIONS/SARS
                             ACQUIRED                            YEAR-END(#)(2)           AT FISCAL YEAR-END($)(3)
                                ON            VALUE        ---------------------------   ---------------------------
           NAME             EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   --------------   -----------   -------------   -----------   -------------
           (a)                  (b)            (c)                     (d)                           (e)
           ---                  ---            ---                     ---                           ---
Clifford J. Grum..........         0         $11,220         28,940         38,200        $ 70,169       $358,280
Kenneth M. Jastrow, II....         0         $ 6,904         18,051         23,913        $ 48,020       $102,447
William B. Howes..........     7,912         $82,839         24,820         25,380        $233,709       $115,620
Harold C. Maxwell.........         0         $10,352         19,991         23,913        $ 49,995       $102,447
M. Richard Warner.........         0               0         10,398         17,606        $ 58,749       $ 87,623

---------------

(1) Value based on the average of the high and low sales prices of a share of Temple-Inland Inc. Common Stock on the New York Stock Exchange on the date of exercise, which is the valuation used in the Stock Option Plan, less the option exercise price. Includes a one-time payment in lieu of exercise for options that expired on February 7, 1997 equal to the value that would have been realized if the options had been exercised on the expiration date.

(2) Some of the options listed in the chart include an equal number of tandem limited SARs, which can only be exercised in certain change of control situations. The number of options with tandem limited SARs held by Messrs. Grum, Jastrow, Howes, Maxwell, and Warner at fiscal year-end was 7,912, 5,936, 0, 6,924, and 0, respectively. All of these tandem limited SARs have since expired. Since there have been no change of control situations, none of these SARs were ever exercised. Tandem limited SARs are not granted under the Company's current Stock Option Plan.

(3) Value based on the average of the high and low sales prices of a share of Temple-Inland Inc. Common Stock on the New York Stock Exchange on January 2, 1998.

                               PERFORMANCE GRAPH

     During the five preceding fiscal years, the Company's cumulative total stockholder return compared to the Standard & Poor's 500 Stock Index and to the Standard & Poor's Paper Industry Index was as shown in the following Table 4:

                                    TABLE 4:
                               TEMPLE-INLAND INC.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

                                                                                        S&P PAPER &
               MEASUREMENT PERIOD                     TEMPLE-                              FOREST
             (FISCAL YEAR COVERED)                  INLAND INC.         S&P 500           PRODUCTS
1992                                                        100.00            100.00            100.00
1993                                                         99.92            110.08            110.21
1994                                                         91.34            111.53            144.84
1995                                                         90.97            153.45            126.44
1996                                                        115.17            188.68            139.87
1997                                                        113.74            251.63            149.97

       ASSUMES $100 INVESTED ON THE LAST TRADING DAY IN FISCAL YEAR 1992
                *TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

     The five (5) named executive officers also participate in defined benefit pension plans of the Company's subsidiaries, with estimated benefits shown below.

                          TABLE 5: PENSION PLAN TABLE

                                                        YEARS OF SERVICE
                              --------------------------------------------------------------------
REMUNERATION                     10          15          20          25          30          35
------------                  --------    --------    --------    --------    --------    --------
$   350,000...............    $ 54,000    $ 81,000    $108,000    $135,000    $162,000    $189,000
    400,000...............      62,000      93,000     124,000     155,000     186,000     217,000
    450,000...............      70,000     105,000     140,000     175,000     210,000     245,000
    500,000...............      78,000     117,000     156,000     195,000     234,000     273,000
    550,000...............      86,000     129,000     172,000     215,000     258,000     301,000
    600,000...............      94,000     141,000     188,000     235,000     282,000     329,000
    700,000...............     110,000     165,000     220,000     275,000     330,000     385,000
    750,000...............     118,000     177,000     236,000     295,000     354,000     413,000
    800,000...............     126,000     189,000     252,000     315,000     378,000     441,000
    900,000...............     142,000     213,000     284,000     355,000     426,000     497,000
  1,000,000...............     158,000     237,000     316,000     395,000     474,000     553,000
  1,100,000...............     174,000     261,000     348,000     435,000     522,000     609,000
  1,150,000...............     182,000     273,000     364,000     455,000     546,000     637,000
  1,200,000...............     190,000     285,000     380,000     475,000     570,000     665,000
  1,250,000...............     198,000     297,000     396,000     495,000     594,000     693,000
  1,300,000...............     206,000     309,000     412,000     515,000     618,000     721,000
  1,350,000...............     214,000     321,000     428,000     535,000     642,000     749,000

     The above table shows the estimated annual pension payable upon retirement to employees in specified remuneration and years-of-service classifications. Retirement benefits are calculated using final average pay based on the highest five (5) of the employee's last ten (10) years of service. Compensation covered by the Company's retirement plans includes salaries and bonuses, but excludes all other forms of compensation shown in the foregoing tables such as stock options. Messrs. Grum, Jastrow, Howes, Maxwell, and Warner are currently credited with approximately 29, 19, 7 1/2, 34, and 11 1/2 years of service, respectively. If such officers continue in the employ of the Company until their respective retirement dates, at such time they would be credited with approximately 31, 33, 11 1/2, 42, and 30 years of service, respectively. The estimated amounts are based on the assumption that payments under the Company's retirement plans will commence upon normal retirement (age 65), that the Company's retirement plans will continue in force and that the benefit payment will be in the form of a life annuity. Amounts shown in the table above are not subject to any deduction for Social Security or other offset amounts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Temple III is a director, officer and 66 2/3% stockholder of Demco Manufacturing Company ("Demco"). During 1997, Demco performed machinery repair services for Temple-Inland Forest Products Corporation ("Forest Products"), a wholly-owned subsidiary of the Company, in the ordinary course of business at an aggregate cost to Forest Products of $121,147. It is expected that Demco will continue to perform services for subsidiaries of the Company in the future.

            PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR
                             ENDING JANUARY 2, 1999

     Upon the recommendation of the Audit Committee of the Board of Directors, none of whose members is an officer of the Company, the Board of Directors has selected Ernst & Young LLP as independent auditors for the Company to examine its consolidated financial statements for the fiscal year ending January 2, 1999 and has determined that it would be desirable to request that the stockholders ratify such selection. Ernst & Young LLP currently serves the Company and its subsidiaries as independent auditors. Representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

     Stockholder ratification is not required for the selection of Ernst & Young LLP, since the Board of Directors has the responsibility for selecting the Company's independent auditors. The selection, however, is being submitted for ratification at the Annual Meeting. No determination has been made as to what action the Board of Directors would take if stockholders do not ratify the selection.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 2, 1999.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business that may properly be, or that is likely to be, brought before the Annual Meeting. If, however, any other business should properly be presented to the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate.

                   DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at its Annual Meeting of Stockholders by submitting their proposals to the Company in a timely manner. In order to be so included for the 1999 Annual Meeting, stockholder proposals must be received by the Company by November 30, 1998 and must otherwise comply with the requirements of Rule 14a-8.

     The Company's By-laws contain an advance notice procedure with regard to items of business to be brought before an Annual Meeting of Stockholders by a stockholder. These procedures require that notice be made in writing to the Secretary of the Company and that such notice be received at the executive offices of the Company not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders (or in the case of an annual meeting called for a date more than 50 days prior to such anniversary date, not later than the close of business on the 10th day following the date on which notice of such annual meeting is first mailed to stockholders or made public, whichever occurs first). The By-laws require that the notice of the proposal contain certain information concerning the proposing stockholder and the proposal. The Company's By-laws also contain an advance notice procedure for the nomination of candidates for election to the Board of Directors by stockholders. For a brief description of such procedures, see "Committees of the Board of Directors -- Nominating Committee." A copy of the By-law advance notice provision may be obtained, without charge, upon written request to the Secretary of the Company at the address set forth on page 1 of this Proxy Statement.

                                            By Order of the Board of Directors

                                            [Warner Signature]

                                            M. RICHARD WARNER
                                            Secretary

Diboll, Texas
March 30, 1998

                                     PROXY

                               TEMPLE-INLAND INC.
                             303 SOUTH TEMPLE DRIVE
                              DIBOLL, TEXAS 75941

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
               THE COMPANY FOR THE ANNUAL MEETING ON MAY 1, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and proxy statement each dated March 30, 1998 and does hereby appoint Clifford J. Grum, David H. Dolben, and M. Richard Warner, and each of them as Proxies, each with the power to appoint his substitute and hereby authorizes each of them to represent and vote, as designated below, all the shares of Common Stock, par value $1.00 per share, of Temple-Inland Inc. held of record by the undersigned on March 4, 1998 at the annual meeting of stockholders to be held on Friday, May 1, 1998, and any adjournment(s) thereof:



CONTINUED AND TO BE SIGNED ON REVERSE SIDE OF THIS CARD. DO NOT FOLD. PLEASE
VOTE.

                                                              [SEE REVERSE SIDE]
--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

[X] PLEASE MARK YOUR                                                        5340
    VOTES AS IN THIS
    EXAMPLE.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

-----------------------------------------------------------------------------------------------------------------------------------
     WITHHOLD                                                                                                 FOR AGAINST ABSTAIN
FOR  AUTHORITY   1.  Proposal to elect as Directors of                2. Proposal to ratify the selection of   [ ]   [ ]     [ ]
[ ]     [ ]          Temple-Inland Inc. the following persons to         Ernst & Young LLP as independent
                     hold office until the expiration of their terms     auditors of Temple-Inland Inc. for
                     or until their successors have been duly            the fiscal year ending January 2,
                     elected and have qualified. Nominees for            1999.
                     Director: Clifford J. Grum, Bobby R. Inman,
                     Kenneth M. Jastrow, II, and Herbert A. Sklenar.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR INDIVIDUAL NOMINEES
WRITE THE NAMES OF SUCH NOMINEES IN THE SPACE PROVIDED BELOW.)

                                                                      3. In their discretion the proxies are authorized to vote upon
-------------------------------------------                              such other business as may properly come before the
                                                                         meeting.
-----------------------------------------------------------------------------------------------------------------------------------


                                                                      Please sign exactly as name appears hereon. Joint owners
                                                                      should each sign. When signing as attorney, executor, ad-
                                                                      ministrator, trustee or guardian, please give full title
                                                                      as such.


                                                                      ------------------------------------------------------------



                                                                      ------------------------------------------------------------
                                                                        SIGNATURE(S)                                         DATE

-----------------------------------------------------------------------------------------------------------------------------------
                                                      o FOLD AND DETACH HERE o